Exhibit 32.1
CERTIFICATION

In connection with the quarterly report on Form 10-Q of CYBRA Corporation. (the “Company”) for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold Brand, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 18, 2009                                                         /s/ Harold Brand
Harold Brand
Chief Executive Officer